EXHIBIT 99.1

Internap Network Services Corporation 250 Williams Street Atlanta, Georgia 30303 Phone – 404-302-9700 Facsimile – 404-475-0520

Internap Reports Financial Results for Second Quarter 2004

ATLANTA, GEORGIA – August 5, 2004 – Internap Network Services Corporation (AMEX:IIP), the leading provider of high performance, managed Internet connectivity solutions to business customers, today reported results of operations for the quarter ended June 30, 2004. For the second quarter, revenues totaled $36 million, an increase of 5% compared to the second quarter of 2003.

Quarterly Highlights:

•	Grew customer base to 1,800 customers, an increase of 91 net new customers in the quarter. Among the new customers are: Overstock.com, A&E Television Network, Carolina Internet, First New York Securities, HomeBanc Mortgage Corp, Sotheby’s Int’l Real Estate, and Omni International Marketing Group.
•	Achieved the first two customer wins, Cabela’s and the California Automobile Association, via the strategic relationship with AT&T.
•	Reduced debt by 31.8% over year end 2003 through repaid credit facility borrowings, renegotiated lease agreements and retirement of other obligations.
•	Maintained 49% gross margins.
•	Expanded collocation facilities in San Francisco and Washington, D.C. and opened PNAP in Phoenix, Arizona.
•	Delivered the latest version of its Flow Control Platform™ (FCP) software, Version 3.3, and two additional FCP models, the FCP-120 premise-based routing solution and the company’s new remote flow collector, the FCR-85.

Internap’s net loss was $4.0 million for the second quarter of 2004, or $0.01 per share, compared to a net loss of $10.0 million, or $0.06 per share, for the second quarter of 2003. The Company ended the quarter with $65.8 million in cash.

“Second quarter results represent strong fundamentals and proof positive our business is executing despite severe pricing pressure in IP services,“ said Gregory A. Peters, Internap’s president and chief executive officer. “We continue to focus on investing in technology and bringing to market products that leverage our core competencies and differentiate our company from the competition. Over the next several weeks, we hope to announce conclusion of strategic agreements for an exciting new product offering and expansion of our geographical footprint as part of our focus on revenue diversification and margin expansion.”

In light of continued pricing pressures and industry conditions, the company also announced that it was revising its 2004 guidance for year-over-year revenue growth downward to a range of 3% to 6%.

Conference Call Information:

Internap’s second quarter teleconference will be held today beginning at 5:00 p.m. Eastern time. The dial-in numbers are 800-237-9752, passcode 46625572 for domestic callers, and 617-847-8706, passcode 46625572 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website. Internap will also provide a telephonic replay of the call by dialing 888-286-8010, passcode 38295271.

About Internap

Internap provides high performance, managed Internet connectivity solutions to business customers who require guaranteed network availability and high performance levels for business-critical applications, such as e-commerce, video and audio streaming, voice over Internet Protocol, virtual private networks and supply chain management. Internap’s proprietary route optimization technology monitors the performance of these Internet networks and allows us to intelligently route our customers’ Internet traffic over the optimal Internet path in a way that minimizes data loss and network delay. Its service level agreements guarantee performance across the entire Internet in the United States, excluding local connections, whereas conventional Internet connectivity providers typically only guarantee performance on their own network. Internap provides services to customers in various industry verticals, including financial services, entertainment and media, travel, e-commerce retail, and technology. As of June 30, 2004, Internap provided its services to 1,800 customers in the United States and abroad, including approximately 70 customers in the Fortune 1000 companies.

Internap “Safe Harbor” Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: our ability to achieve profitability or positive free cash flow; our ability to secure adequate funding; the incurrence of additional restructuring charges; the success of our recent operational restructurings; our ability to compete against existing and future competitors; pricing pressures; our ability to deploy new access points in a cost-efficient manner; our ability to successfully complete future acquisitions; risks associated with international operations; the availability of services from Internet network service providers; failure of suppliers to deliver their products and services as agreed; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to operate in light of restrictions in our existing credit facility, the terms of our master lease agreement with our principal supplier and the terms of our series A preferred stock; our ability to protect our intellectual property; our ability to attract and retain qualified personnel; the outcome of our securities litigation; litigation due to infringement of third party intellectual property rights; evolution of the high performance Internet connectivity and services industry; our ability to respond to technological change; our ability to protect ourselves and our customers from security breaches; effects of terrorist activity; government regulation of the Internet; the dilutive effects of our stock price due to our convertible series A preferred stock and warrants; the senior payment rights of our series A preferred stock; the control rights of the holders of our series A preferred stock; future sales of stock; and volatility of our stock price. These risks and others are discussed in more detail in our Annual Report on Form 10-K for the year ended December 31, 2003 and our other filings with the SEC. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Media Contact: C. David Sutton Internap (404) 302-9721 dsutton@internap.com	Investor Contact: Andrew Albrecht Internap (404) 302-9841 aalbrecht@internap.com

INTERNAP NETWORK SERVICES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$65,790	$18,885
Restricted cash	76	125
Accounts receivable, net of allowance of $1,574 and $2,429, respectively	16,737	15,587
Inventory	381	492
Prepaid expenses and other assets	3,189	4,245

Total current assets	86,173	39,334
Property and equipment, net of accumulated depreciation of $135,828 and $127,812, respectively	52,737	59,337
Investments	2,090	2,371
Intangible assets, net of accumulated amortization of $17,234 and $16,941, respectively	3,196	3,488
Goodwill	36,306	36,163
Deposits and other assets	1,157	1,758

Total assets	$181,659	$142,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, current portion	$2,537	$2,790
Revolving credit facility	—	8,392
Accounts payable	9,269	7,556
Accrued liabilities	7,418	8,585
Deferred revenue, current portion	1,956	3,674
Capital lease obligations, current portion	13,783	8,770
Restructuring liability, current portion	1,587	1,965

Total current liabilities	36,550	41,732
Deferred revenue, less current portion	390	316
Notes payable, less current portion	833	2,275
Capital lease obligations, less current portion	8,593	15,537
Restructuring liability, less current portion	3,049	4,441

Total liabilities	49,415	64,301

Commitments and Contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 3,500 shares designated; 1,668 and 1,751 shares outstanding, with liquidation preference of $53,383 and $56,032, respectively	49,577	51,841
Common stock, $0.001 par value, 600,000 shares authorized; 280,795 and 228,751 shares issued and outstanding, respectively	281	229
Additional paid in capital	917,748	855,240
Accumulated deficit	(835,659)	(829,460)
Accumulated items of other comprehensive income	297	300

Total stockholders’ equity	132,244	78,150

Total liabilities and stockholders’ equity	$181,659	$142,451

INTERNAP NETWORK SERVICES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenues	$35,999	$34,240	$72,248	$68,417

Costs and expenses:
Direct cost of network, excluding depreciation and amortization	18,400	18,669	36,949	37,337
Customer support	2,113	2,901	4,290	5,653
Product development	1,370	733	2,800	1,678
Sales and marketing	4,966	5,107	9,624	10,733
General and administrative	8,468	4,319	14,991	8,696
Depreciation and amortization	3,700	9,779	8,316	20,362
Amortization of intangible assets	137	1,428	278	2,856
Amortization of deferred stock compensation	—	—	—	390
Restructuring costs	—	198	—	952

Total operating costs and expenses	39,154	43,134	77,248	88,657

Loss from operations	(3,155)	(8,894)	(5,000)	(20,240)

Other expense (income), net:
Interest, net	488	943	1,232	1,694
Other	338	194	(33)	471

Total other expense (income), net	826	1,137	1,199	2,165

Net loss	$(3,981)	$(10,031)	$(6,199)	$(22,405)

Basic and diluted net loss per share	$(0.01)	$(0.06)	$(0.02)	$(0.14)

Weighted average shares used in computing basic and diluted net loss per share	276,371	162,058	259,912	161,639